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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
OCTOBER 10, 2002

TEXAS REGIONAL BANCSHARES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	000-14517	74-2294235
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

P.O. BOX 5910
3900 NORTH 10TH STREET, 11TH FLOOR
MCALLEN, TX 78502-5910
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(956) 631-5400
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.    OTHER EVENTS

        On October 10, 2002, Texas Regional Bancshares, Inc. (the "Company") entered into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization" or "definitive agreement") by and among the Company and Corpus Christi Bancshares, Inc., a Texas corporation ("Corpus Christi Bancshares"). Pursuant to the Agreement and Plan of Reorganization, Corpus Christi Bancshares will be merged with and into Texas Regional Delaware, Inc., a Delaware corporation that is a wholly-owned subsidiary of the Company (the "Merger"). The Agreement and Plan of Reorganization calls for the exchange of 37,146 shares of the Class A Voting Common Stock of the Company for all of the outstanding shares of Corpus Christi Bancshares not presently owned by Texas Regional, subject to adjustment under the circumstances described in the Agreement and Plan of Reorganization. The proposed merger is subject to customary closing conditions, including receipt of all requisite regulatory approval and the approval of Corpus Christi Bancshares shareholders. The merger is intended to be a tax-free reorganization under applicable provisions of the Internal Revenue Code of 1986, as amended. A copy of the Agreement and Plan of Reorganization is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

        Also on October 10, 2002, the Company issued a press release announcing that the Company had completed a definitive agreement to acquire through merger Corpus Christi Bancshares, Inc. The press release, which is attached hereto and filed herewith as Exhibit 99.1, is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits.

        2.1    Agreement and Plan of Reorganization, dated as of October 10, 2002, by and among Texas Regional Bancshares, Inc., a Texas corporation and Corpus Christi Bancshares, Inc., a Texas Corporation.

        99.1    Press release of Texas Regional Bancshares, Inc. dated October 10, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REGIONAL BANCSHARES, INC.
Date: October 11, 2002	By:	/s/ G. E. RONEY Glen E. Roney Chairman of the Board, President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
2.1	Agreement and Plan of Reorganization, dated as of October 10, 2002, by and among Texas Regional Bancshares, Inc., a Texas corporation, and Corpus Christi Bancshares, Inc., a Texas corporation.
99.1	Press release of Texas Regional Bancshares, Inc. dated October 10, 2002

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX